Exhibit 99.1

DATE: November 4, 2010

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces Third Quarter 2010 Results

Lancaster, Pa. – Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (NASDAQ: EIHI) today reported earnings for the three months ended September 30, 2010. EIHI reported net income of $2.2 million, or $0.25 per diluted share, for the third quarter of 2010, compared to net income of $3.3 million, or $0.36 per diluted share, for the same period in 2009. EIHI’s net income from continuing operations was $2.3 million, or $0.26 per diluted share, for the third quarter of 2010 compared to net income from continuing operations of $2.3 million, or $0.25 per diluted share, for the same period in 2009. EIHI’s diluted book value per share was $16.28 as of September 30, 2010 compared to $15.78 as of December 31, 2009.

“I am pleased to report another quarter of sustained, solid growth in our workers’ compensation insurance segment despite continuing soft market conditions and a challenging economic landscape,” said Bruce M. Eckert, Chief Executive Officer. “Third quarter, year-over-year direct written premium increased by 16.1 percent to $34.5 million as a result of strong premium renewal retention ratios and significant new business production in all of our operating regions. A smaller, but very welcome contributor to our top line during the quarter was additional premium received as a result of payroll audits – the first quarter this has occurred in over a year. Year-to-date direct written premiums are 10.1 percent ahead of September 30, 2009. Our direct written premium growth combined with improved reinsurance terms, controlled expense management and disciplined underwriting produced a workers’ compensation combined ratio of 95.1 percent for the third quarter. Given our views of the current and near term workers’ compensation marketplace and in recognition of an increase in 2010 severity related claims, we adjusted our current accident year loss ratio upward by one percentage point for all of 2010. Furthermore, we did not record loss reserve development on prior accident years during the quarter, nor have we recorded any loss reserve development on accident years 2008 and 2009 since recording our initial ultimate loss estimate at the end of each of those respective accident years.”

Eckert continued, “Our diluted book value per share increased to $16.28 per share during the third quarter of 2010 driven by favorable workers’ compensation insurance operating results, an increase in after-tax accumulated other comprehensive income of $1.6 million related to our investment portfolio, share repurchases of 163,939 shares at a weighted average price of $10.83 and after-tax net realized investment gains generated by sales of equity securities that were previously written-down in late 2008 and early 2009. Diluted book value per share as of September 30, 2010 represents an increase of 2.1 percent over the second quarter of 2010.”

Eastern Insurance Holdings, Inc. • Eastern Alliance Insurance Group • Employers Alliance, Inc.	www.eihi.com • www.eains.com

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 4, 2010

Eckert added, “I am very pleased with our strategic achievements in 2010. Our new offices in western Pennsylvania and Tennessee have already become significant contributors to new business generation. The Midwest and Southeast regional offices continue to meet and exceed their business plans. We added a new segregated portfolio cell program during the quarter. ParallelPay has posted an impressive $18.9 million in direct written premium since its inception in the second quarter of 2009. Lastly, we continue to explore divestiture opportunities with respect to our Specialty Reinsurance segment.”

Net income (loss) for the three months ended September 30, 2010 and 2009 consisted of the following (in thousands):

	2010	2009

Workers’ compensation insurance	$2,000	$2,450
Run-off specialty reinsurance	1,209	345
Corporate and other	(912)	(496)

Income from continuing operations	2,297	2,299
Discontinued operations[1]	(119)	992

Net income	$2,178	$3,291

Diluted earnings per share for the three months ended September 30, 2010 and 2009 consisted of the following:

	2010	2009

Workers’ compensation insurance	$0.23	$0.27
Run-off specialty reinsurance	0.14	0.04
Corporate and other	(0.11)	(0.06)

Earnings per share from continuing operations	0.26	0.25
Discontinued operations	(0.01)	0.11

Diluted earnings per share	$0.25	$0.36

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended September 30, 2010 and 2009 consisted of the following:

	2010	2009

Shares issued on June 16, 2006	10,603,548	10,603,548
Weighted average ESOP shares	311,595	236,845
Weighted average restricted stock shares	216,406	117,429
Weighted average treasury shares purchased	(2,554,487)	(2,091,757)
Weighted average stock warrants exercised[2]	180,291	180,291

Total	8,757,353	9,046,356

[1]

Discontinued operations, formerly EIHI’s group benefits insurance segment, consists of the results of EIHI’s dental, short and long term disability, group life and vision products through June 21, 2010. On June 21, 2010, EIHI completed its agreement to sell its previously wholly-owned subsidiary, Eastern Life and Health Insurance Company.

[2]

306,099 warrants were outstanding as of January 1, 2009 of which 244,879 warrants were earned. The remaining 61,220 warrants will not be earned. On March 10, 2009, the 244,879 warrants were exercised. EIHI retained 64,588 warrants as payment of the exercise price. The 42,541 warrants for the three months ended March 31, 2009 represent the weighted average stock warrants outstanding prior to the exercise of the 180,291 warrants.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 4, 2010

Consolidated highlights for the third quarter include:

•

Revenue from continuing operations for the third quarter of 2010 increased to $32.8 million compared to $27.1 million for the same period in 2009. The increase in revenue is due primarily to an increase in net premiums earned and net realized investment gains partially offset by a decrease in net investment income and income from limited partnerships;

•

Net premiums earned from continuing operations were $28.8 million for the third quarter of 2010 compared to $24.2 million for the same period in 2009. The increase in net premiums earned is due primarily to an increase in direct written premium production and more favorable reinsurance terms in 2010 compared to 2009 partially offset by continued renewal rate decreases;

•

Net investment income from continuing operations was $1.2 million ($928,000 after-tax) for the three months ended September 30, 2010, compared to $1.6 million ($1.2 million after-tax) for the same period in 2009. The decrease in net investment income is due primarily to the current lower interest rate environment;

•

The change in equity interest in limited partnerships from continuing operations decreased $196,000 to income of $266,000 ($191,000 after-tax) for the three months ended September 30, 2010, compared to income of $462,000 ($337,000 after-tax) for the same period in 2009;

•

Net realized investment gains from continuing operations, excluding the segregated portfolio cell reinsurance segment, were $2.2 million ($1.8 million after-tax) for the three months ended September 30, 2010 compared to $381,000 ($252,000 after-tax) for the same period in 2009. Included in net realized investment gains from continuing operations, excluding the segregated portfolio cell reinsurance segment, were after-tax net realized investment gains on EIHI’s convertible bond investment portfolio of $690,000 and $328,000 for the three months ended September 30, 2010 and 2009, respectively. The Company accounts for changes in the estimated fair value of its convertible bond portfolio as a realized gain or loss; and

•

There was no loss reserve development recorded on prior accident years in the workers’ compensation insurance segment for the three months ended September 30, 2010, compared to $350,000 ($228,000 after-tax) of favorable loss reserve development on prior accident years in the workers’ compensation insurance segment for the three months ended September 30, 2009.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 4, 2010

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $2.0 million for the third quarter of 2010, compared to $2.5 million for the third quarter of 2009. Highlights for the third quarter include:

•	Direct written premiums increased to $34.5 million for the three months ended September 30, 2010, compared to $29.8 million for the same period in 2009, an increase of 16.1 percent;

•

Net premiums earned increased to $22.4 million for the third quarter of 2010, compared with $17.8 million for the third quarter of 2009, an increase of 26.0 percent. The increase in net premiums earned relates primarily to third quarter 2010 production increases and more favorable reinsurance terms in 2010 compared to 2009, partially offset by continued renewal rate decreases;

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the Company recording additional premium to the Company which increased net premiums earned by $127,000 for the three months ended September 30, 2010 compared to return premium to policyholders which decreased net premiums earned by $79,000 for the same period in 2009, an increase of $206,000;

•

Net investment income was $598,000 for the third quarter of 2010, compared to $800,000 for the same period in 2009. The decrease in net investment income is due primarily to the lower interest rate environment;

•	The change in equity interest in limited partnerships was income of $214,000 for the three months ended September 30, 2010, compared to income of $358,000 for the same period in 2009;

•

After-tax net realized investment gains of $774,000 were recorded for the three months ended September 30, 2010, compared to after-tax net realized investment losses of $220,000 for the same period in 2009;

•	The combined ratio was 95.1 percent for the third quarter of 2010, compared to 89.0 percent for the same period last year;

•

The calendar period loss and LAE ratio was 67.3 percent and 61.3 percent for the three months ended September 30, 2010 and 2009, respectively. The increase in the calendar period loss and LAE ratio is due to an increase in the 2010 accident year driven by severity related claims and a decrease in favorable loss reserve development on prior accident years in 2010 compared to 2009. For the three months ended September 30, 2009, $350,000 of favorable loss reserve development on prior accident years was recorded, which decreased the 2009 loss ratio by 2.0 percentage

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 4, 2010

points, compared to no loss reserve development recorded for the same period in 2010; and

•

The expense ratio was 26.3 percent for the three months ended September 30, 2010 compared to 27.0 percent for the same period in 2009. The decrease in the expense ratio is due to the increase in net premiums earned and the reversal of the more recent trend of returning audit premiums to customers.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has fifteen active programs, including a new program effective September 1, 2010. These programs produce fee-based revenue and segregated portfolio cell dividends for EIHI’s other business segments.

Run-Off Specialty Reinsurance

Prior to July 1, 2008, business in the run-off specialty reinsurance segment was assumed through participation in a reinsurance treaty with an unaffiliated ceding company related to an underground storage tank insurance program, referred to as “EnviroGuard,” and a non-hazardous waste transportation product, referred to as “EIA Liability.” Effective July 1, 2008, EIHI terminated the reinsurance treaty that comprised the run-off specialty reinsurance segment.

EIHI’s run-off specialty reinsurance segment reported net income of $1.2 million for the third quarter of 2010, compared to $345,000 for the same period last year. Highlights for the third quarter include:

•	Net investment income was $320,000 for the three months ended September 30, 2010, compared to $259,000 for the same period last year;

•	The change in equity interest in limited partnerships was income of $52,000 for the three months ended September 30, 2010, compared to income of $104,000 for the same period in 2009; and

•

After-tax net realized investment gains of $957,000 were recorded for the three months ended September 30, 2010, compared to after-tax net realized investment gains of $11,000 for the same period in 2009.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $912,000 for the three months ended September 30, 2010, compared to a net loss of $496,000 for the three months ended September 30, 2009. The increase in the net loss in 2010 compared to 2009 is due to a decrease in earnings from EIHI’s jointly-owned segregated portfolio cells.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 4, 2010

Financial Condition

Total assets were $368.7 million as of September 30, 2010. Shareholders’ equity was $152.4 million as of September 30, 2010. During the third quarter of 2010, the Company repurchased 163,939 of common shares at a total cost of $1.8 million, representing a weighted average price of $10.83 per share. As of September 30, 2010, EIHI’s book value per share and diluted book value per share were $16.55 and $16.28, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 9,210,262 and 10,067,450, respectively, as of September 30, 2010. The basic book value per share calculation includes the impact of restricted stock awards of 253,175 shares and warrants exercised of 180,291. The diluted book value per share calculation includes the additional dilutive impact of stock options to purchase 857,188 common shares, which have a weighted average exercise price of $13.38.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, November 5, 2010 to review the Company’s 2010 third quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call

877-317-6789 (Domestic)

412-317-6789 (International)

866-605-3852 (Canada)

A replay of the conference call will be available through November 22, 2010, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay conference number for the conference call is 445589. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of September 30, 2010 and December 31, 2009 and unaudited statements of income for the three and nine months ended September 30, 2010 and 2009.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 4, 2010

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	September 30 2010	December 31 2009
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $172,314; $154,828)	$179,641	$159,101
Convertible bonds, at estimated fair value (amortized cost, $16,516; $3,641)	17,354	4,134
Equity securities, at estimated fair value (cost, $18,343; $16,438)	21,332	20,332
Other long-term investments, at estimated fair value (cost, $10,232; $7,879)	10,903	8,197

Total investments	229,230	191,764

Cash and cash equivalents	47,625	50,841
Accrued investment income	1,530	1,444
Premiums receivable (net of allowance, $631; $631)	40,032	32,404
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	13,000	12,354
Deferred acquisition costs	8,099	6,487
Deferred income taxes, net	333	1,343
Federal income taxes recoverable	1,395	1,549
Intangible assets	6,484	7,448
Goodwill	10,752	10,752
Other assets	10,207	8,203
Discontinued operations – group benefits insurance	—	66,935

Total assets	$368,687	$391,524

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$123,342	$121,093
Unearned premium reserves	59,024	46,016
Advance premium	77	657
Accounts payable and accrued expenses	11,850	11,853
Ceded reinsurance balances payable	7,312	5,900
Segregated portfolio cell dividend payable	13,156	16,684
Loan payable	1,518	1,986
Discontinued operations – group benefits insurance	—	33,470

Total liabilities	$216,279	$237,659

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued – 11,784,514; outstanding – 9,210,262 and 9,691,257, respectively	—	—
Unearned ESOP compensation	(4,300)	(4,859)
Additional paid in capital	114,103	113,049
Treasury stock, at cost (2,574,252 and 2,091,757 shares, respectively)	(37,889)	(32,666)
Retained earnings	73,756	73,038
Accumulated other comprehensive income, net	6,738	5,303

Total shareholders’ equity	152,408	153,865

Total liabilities and shareholders’ equity	$368,687	$391,524

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 4, 2010

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenue:
Net premiums earned	$28,777	$24,156	$80,041	$74,094
Net investment income	1,189	1,575	3,515	4,373
Change in equity interest in limited partnerships	266	462	520	681
Net realized investment gains (losses)	2,470	710	2,747	(2,321)
Other revenue	143	206	434	569

Total revenue	32,845	27,109	87,257	77,396

Expenses:
Losses and loss adjustment expenses incurred	19,918	14,115	57,747	45,385
Acquisition and other underwriting expenses	3,277	3,060	9,101	9,300
Other expenses	5,883	5,165	16,252	15,247
Amortization of intangible assets	321	433	963	1,299
Policyholder dividends	333	118	732	241
Segregated portfolio dividend expense	84	1,086	(618)	434

Total expenses	29,816	23,977	84,177	71,906

Income from continuing operations before income taxes	3,029	3,132	3,080	5,490

Income tax expense from continuing operations	732	833	1,127	2,078

Net income from continuing operations	2,297	2,299	1,953	3,412

Discontinued operations – group benefits insurance:
Income from discontinued operations	35	1,494	1,438	3,412

Income tax expense	154	502	760	1,111

Net income from discontinued operations	(119)	992	678	2,301

Net income	$2,178	$3,291	$2,631	$5,713

Earnings per share (EPS) from continuing operations:
Basic shares outstanding	8,690,061	9,027,706	8,797,417	8,963,740
Basis EPS	$0.26	$0.25	$0.22	$0.38

Diluted shares outstanding	8,757,353	9,046,356	8,854,580	9,047,750
Diluted EPS	$0.26	$0.25	$0.22	$0.37

Earnings per share (EPS):
Basic shares outstanding	8,690,061	9,027,706	8,797,417	8,963,740
Basis EPS	$0.25	$0.36	$0.30	$0.63

Diluted shares outstanding	8,757,353	9,046,356	8,854,580	9,047,750
Diluted EPS	$0.25	$0.36	$0.29	$0.62

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 4, 2010

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

###

SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Treasurer and Chief Financial Officer (717) 735-1660, kshook@eains.com